                           AMENDED AND RESTATED BYLAWS

                                       OF

                             INTERPHASE CORPORATION

                              (A TEXAS CORPORATION)

                  TABLE OF CONTENTS FOR INTERPHASE CORPORATION

                                                                Page
                                                                ----

                                   ARTICLE I
OFFICES

Section 1.  Principal Office ..................................   1

Section 2.  Other Offices .....................................   1

                                   ARTICLE II

SHAREHOLDERS

Section 1.  Time and Place of Meetings ........................   1
Section 2.  Annual Meetings ...................................   1
Section 3.  Special Meetings ..................................   1
Section 4.  Notice ............................................   2
Section 5.  Closing of Transfer Books and Fixing Record Date ..   2
Section 6.  List of Shareholders ..............................   2
Section 7.  Quorum ............................................   3
Section 8.  Voting ............................................   3
Section 9.  Action by Unanimous Consent .......................   3

                                  ARTICLE III

DIRECTORS

Section 1.  Number of Directors ...............................   4
Section 2.  Vacancies .........................................   4
Section 3.  General Powers ....................................   4
Section 4.  Place of Meetings .................................   4
Section 5.  Annual Meetings ...................................   5
Section 6.  Regular Meetings ..................................   5
Section 7.  Special Meetings ..................................   5
Section 8.  Quorum and Voting .................................   5
Section 9.  Committees ........................................   6
Section 10. Compensation of Directors .........................   6
Section 11. Action by Unanimous Consent .......................   6
Section 12. Presence at Meetings by Means
            Communication Equipment ...........................   6

                                   ARTICLE IV

NOTICES

Section 1.  Form of Notice ....................................   7
Section 2.  Waiver ............................................   7

                                    ARTICLE V

OFFICERS

Section 1.  General ...........................................   7
Section 2.  Election ..........................................   7
Section 3.  Chairman of the Board .............................   8
Section 4.  Vice Chairman of the Board ........................   8
Section 5.  Chief Executive Officer ...........................   8
Section 6.  President .........................................   8
Section 7.  Vice Presidents ...................................   9
Section 8.  Assistant Vice Presidents .........................   9
Section 9.  Secretary .........................................   9
Section 10. Assistant Secretaries .............................   9
Section 11. Treasurer .........................................  10
Section 12. Assistant Treasurers ..............................  10
Section 13. Controller ........................................  10
Section 14. Bonding ...........................................  11

                                   ARTICLE VI

CERTIFICATES REPRESENTING SHARES

Section 1.  Form of Certificates ..............................  11
Section 2.  Lost Certificates .................................  12
Section 3.  Transfer of Shares ................................  12
Section 4.  Registered Shareholders ...........................  12

                                   ARTICLE VII

INDEMNIFICATION ...............................................  12

                                  ARTICLE VIII

GENERAL PROVISIONS
Section 1.  Dividends .........................................  14
Section 2.  Reserves ..........................................  14
Section 3.  Fiscal Year .......................................  14
Section 4.  Seal ..............................................  15
Section 5.  Resignation .......................................  15

                                   ARTICLE IX

AMENDMENTS TO BYLAWS ..........................................  15

                              AMENDED AND RESTATED

                                     BYLAWS

                             INTERPHASE CORPORATION


                                   ARTICLE I

                                    OFFICES

         Section 1. Principal Office. The principal office of the Corporation shall be in Dallas, Texas, or such other location as the Board of Directors may determine.

         Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Time and Place of Meetings. Meetings of the shareholders shall be held at such time and at such place, within or without the State of Texas, as shall be determined by the Board of Directors.

         Section 2. Annual Meetings. Commencing in 1978, an annual meeting of shareholders shall be held on the last Tuesday of the last month of each fiscal year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The date of the annual meeting of the shareholders may be held on a date different than that given above if the Board so determines, and so states in the notice of the meeting or in a duly executed waiver thereof.

         Section 3. Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary at the request in writing of the holders of not less than ten percent (10%) of the voting power represented by all the shares issued, outstanding and entitled to be voted at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 4. Notice. Written or printed notice stating the place, day and hour of any shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or the Officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

         Section 5. Closing of Transfer Books and Fixing Record Date. For the purpose of the determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 50 days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

         Section 6. List of Shareholders. The officer or agent of the Corporation having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the

Corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         Section 7. Quorum. The holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by the Articles of Incorporation or by the Texas Business Corporation Act (herein called the "Act"). If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. Once a quorum is constituted, the shareholders present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of shareholders as to leave less than a quorum.

         Section 8. Voting. When a quorum is present at any meeting, the vote of the holders of shares having a majority of the voting power, present or represented by proxy at such meeting and entitled to vote, shall decide any question brought before such meeting and shall be the act of the shareholders' meeting, unless the vote of a greater number is required by the Act, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 9. Action by Unanimous Consent. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III

                                   DIRECTORS

         Section 1. Number of Directors. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors, but in no case shall the number of directors be less than one nor more than ten. Until otherwise fixed by resolution of the Board of Directors, the number of directors shall be the number stated in the Articles of Incorporation of the Corporation. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders, except as provided in
Section 2 of this Article, and each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the State of Texas or shareholders of the Corporation.

         Section 2. Vacancies. Subject to other provisions of this Section 2, any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the Board of Directors as fixed by Section 8 of this Article. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors or by the election at any annual or special meeting of shareholders for that purpose. Shareholders holding shares having a majority of the voting power represented by all issued and outstanding shares may, at any time and with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the Board of Directors caused by such action shall be filled only by election by the shareholders.

         Section 3. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all of the powers of the Corporation and do all such lawful acts and things, as are not by the Act, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

         Section 4. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

         Section 5. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held, without further notice, immediately following the annual meeting of shareholders at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed.

         Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board of Directors may determine by resolution.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chief Executive Officer and shall be called by the Secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meeting of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them. Notice of any special meeting shall be given at least 24 hours previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telex, telecopy, telegram or other means of immediate communication, and at least 72 hours previous thereto if given by written notice mailed to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed, in the above-specified manner, with postage thereon prepaid, If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting, as provided in Article IV, Section 2 of these Bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 8. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of directors fixed in the manner provided in Article III, Section 1, of these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Act, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, a majority of the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 9. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each to consist of one or more directors, one of whom may be designated as Chairman and as such shall preside at all meetings of such committees. To the extent provided in the resolution of the Board of Directors, the committees so appointed shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the Board of Directors is required by the Act (particularly Article 2.36 thereof) or by the Articles of Incorporation, but the designation of such committees and the delegation thereto of authority shall not operate to relive the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. Any member of a committee may be removed, with or without cause, by the affirmative vote of a majority of the whole Board of Directors. If any vacancy or vacancies occur in the committees, such vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole Board of Directors.

         Section 10. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

         Section 11. Action by Unanimous Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 12. Presence at Meetings by Means of Communication Equipment. Members of the Board of Directors of the Corporation or any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    NOTICES

         Section 1. Form of Notice. Whenever under the provisions of the Act, the Articles of Incorporation or these Bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or shareholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.

         Section 2. Waiver. Whenever any notice is required to be given to any director or shareholder of the Corporation under the provisions of the Act, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.

                                   ARTICLE V

                                    OFFICERS

         Section 1. General. The elected officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect or appoint a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, additional Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller, and such other officers as may be deemed necessary, all of whom shall also be officers unless otherwise provided in these Bylaws. Two or more offices may be held by the same person.

         Section 2. Election. The Board of Directors shall elect the officers of the Corporation at each annual meeting of the Board of Directors. The Board of Directors may appoint such other officers and agents as it shall deem necessary and shall determine the salaries of all officers and agents from time to time. The officers shall hold office until their successors are chosen and qualified. No officer need be a member of the Board of Directors except the Chairman of the Board, if one be elected. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by a majority vote of the whole Board. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 3. Chairman of the Board. The Chairman of the Board shall be a member of the Board of Directors and shall preside when present at all meetings of the Board of Directors and of the shareholders. The Chairman of the Board shall advise and counsel the Chief Executive Officer (when not serving in such office) and the other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

         Section 4. Vice Chairman of the Board. If one be appointed, the Vice Chairman of the Board shall be an honorary position bestowed upon an individual who has in some way contributed to the success of the Corporation. However, the Vice Chairman of the Board shall not have any authority to act for or on behalf of the Corporation other than as specifically directed by the Board of Directors from time to time. The Vice Chairman of the Board, if one be appointed, shall be selected from the members of the Board of Directors.

         Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have, subject to the provisions of these Bylaws, general supervision of the affairs of the Corporation and general and active control of all its business. He shall preside, in the absence of the Chairman of the Board, at all meetings of shareholders and at all meetings of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors and the shareholders are carried into effect. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to remove the President; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these Bylaws. He shall, in the absence or disability of the President, perform the duties and exercise the powers of the President.

         Section 6. President. The President shall be the Chief Operating Officer of the Corporation, shall in the absence or disability of the Chief Executive Officer perform the duties and exercise the powers of the Chief Executive Officer, and shall have, subject to review and approval of the Chief Executive Officer, responsibility for the general day-to-day operations of the Corporation's personnel, properties and facilities. The President shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these Bylaws; and, to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him. The President shall attend all meetings of the Board of Directors, but shall not be allowed to vote at such meetings.

         Section 7. Vice Presidents. Each Vice President shall perform such duties and have such powers as the Board of Directors, the Chief Executive Officer or the Chief Operating Officer may from time to time prescribe. The Vice President in charge of finance, if one is so elected, shall also perform the duties and assume the responsibilities described in Section 11 of this Article for the Treasurer, and shall report directly to the Chief Executive Officer of the Corporation.

         Section 8. Assistant Vice Presidents. In the absence of a Vice President or in the event of his inability or refusal to act, the Assistant Vice President (or, if there be more than one, the Assistant Vice Presidents in the order designated or of their election or in such other manner as the Board of Directors shall determine) shall perform the duties and exercise the powers of that Vice President, and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the Chief Operating Officer or the Vice President under whose supervision he is appointed may from time to time prescribe.

         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee or other standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

         Section 10. Assistant Secretaries. In the absence of the Secretary or in the event of his inability or refusal to act, the Assistant Secretary (or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors or if there be no such determination, then in the order of their appointment) shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe.

         Section 11. Treasurer. The Treasurer (or the Vice President in charge of finance, if one is so elected) shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers or such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration of the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall be under the supervision of the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or any such Vice President in charge of finance.

         Section 12. Assistant Treasurers. The Assistant Treasurer or Assistant Treasurers shall assist the Treasurer, and in the absence of the Treasurer or in the event of his inability or refusal to act, the Assistant Treasurer (or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors or, if there is no such determination, then in the order of their appointment), shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe.

         Section 13. Controller. If one be appointed, the Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that adequate audits are currently and regularly made, and shall, in conjunction with the Chief Executive Officer, the Vice President in charge of finance, if one is so designated, and the Treasurer, initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with maximum safety, efficiency and economy. The Controller shall be under the supervision of the Chief Executive Officer and the Vice President in charge of finance, if one is so designated, and he shall perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or any such Vice President in charge of finance.

         Section 14. Bonding. If required by the Board of Directors, all or certain of the officers shall give the Corporation a bond, in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

                                   ARTICLE VI

                        CERTIFICATES REPRESENTING SHARES

         Section 1. Form of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled. Certificates representing shares of the Corporation shall be in such form as shall be approved and adopted by the Board of Directors and shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Texas, the name of the registered holder, the number, class of shares, and the designation of the series, if any, which said certificate represents, and either the par value of the shares or a statement that the shares are without par value. Each certificate shall also set forth on the back thereof, a full or summary statement of matters required by the Act or the Articles of Incorporation to be described on certificates representing shares, and shall contain a statement on the face thereof referring to the matters set forth on the back thereof. Certificates shall be signed by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation's officers may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed the certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

         Section 2. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

         Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Subject to any restrictions on transfer set forth in the Articles of Incorporation of the Corporation, these Bylaws or any agreement among shareholders to which this Corporation is a party or has notice, upon surrender to the Corporation or to the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Registered Shareholders. The Corporation shall be entitled to recognize the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VII

                                 INDEMNIFICATION

         The Corporation shall indemnify persons who are or were a director or officer of the Corporation both in their capacities as directors and officers of the Corporation and, if serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "Proceeding"), (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, all to the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted. The Corporation shall pay or reimburse, in advance of the final disposition of the Proceeding, to all persons who are or were a director or officer of the Corporation all reasonable expenses incurred by such person who was, is or is threatened to be made a named defendant or respondent in a Proceeding to the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted. The Corporation may indemnify persons who are or were an employee or agent (other than a director or officer) of the Corporation, or persons who are not or were not employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of the Corporation, such persons are referred to herein as "Corporate Functionaries") against any and all liability and reasonable expense that may be incurred by them in connection with or resulting from (a) any Proceeding, (b) an appeal in such a Proceeding, or (c) any inquiry or investigation that could lead to such a Proceeding, to the fullest extent permitted by Texas statutory or decisional law, as the same exists or may hereafter be amended or interpreted. The rights of indemnification provided for in this Article VII shall be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise.

         The Corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the Corporation would have the power to indemnify him or her against the liability under the Act or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the

Corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Corporation or its affiliates or with any insurer or other person deemed appropriate by the Board of Directors of the Corporation regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Corporation. In the absence of fraud, the judgment of the Board of Directors of the Corporation as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Act and the Articles of Incorporation and any agreements or obligations of the Corporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, provided that all such declarations and payments of dividends shall be in strict compliance with all applicable laws and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than 50 days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

         Section 2. Reserves. There may be created by resolution of the Board of Directors out of the earned surplus of the Corporation such reserve or reserves as the Board of Directors from time to time, in its discretion, deems proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other proper purpose as the Board shall deem beneficial to the Corporation, and the Board may modify or abolish any reserve in the same manner in which it was created.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

         Section 4. Seal. The Corporation shall have a seal which may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Corporation shall have authority to affix the seal to any document requiring it.

         Section 5. Resignation. Any director, officer or agent of the Corporation may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE IX

                              AMENDMENTS TO BYLAWS

         These Bylaws may be altered, amended, modified or repealed, or new Bylaws may be adopted at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

                                 CERTIFICATION

         I, S. Thomas Thawley, Secretary of Interphase Corporation, hereby certify that the foregoing is a true, accurate, and complete copy of the Amended and Restated Bylaws of Interphase Corporation, adopted by its Board of Directors on December 5, 1995.


                                               /s/ S. THOMAS THAWLEY
                                               ---------------------------------
                                               S. Thomas Thawley, Secretary

                               AMENDMENT NO. 1 TO
                       THE AMENDED AND RESTATED BYLAWS OF
                             INTERPHASE CORPORATION
           (As adopted by the Board of Directors on January 19, 1999)


         RESOLVED, that Section 8, Article II of the Bylaws of the Corporation is hereby amended and restated to read in its entirety as follows:

         "Section 8. Voting. When a quorum is present at any shareholders' meeting, the vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, any question or matter brought before such meeting shall decide such question or matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation or these Bylaws in accordance with the Act. Shares of the Corporation's stock owned by it or by another domestic or foreign corporation or other entity, if a majority of the voting stock or voting interest of the other corporation or other entity is owned or controlled by the Corporation, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time. Nothing in this
         Section 8 limits the right of the Corporation or any other domestic or foreign corporation or other entity to vote stock, including (but not limited to) its own stock, held or controlled by it in a fiduciary capacity, or with respect to which it otherwise exercises voting power in a fiduciary capacity."

         RESOLVED FURTHER, that the Bylaws of the Corporation are hereby amended by adding a new Section 10 to Article II thereof, to read in its entirety as follows:

         "Section 10. New Business.

                  (a) At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors and shall be stated in writing and filed with the Secretary of the Corporation at least five days before the date of the annual meeting, and all business so approved, stated and filed shall be considered at the annual meeting. Any stockholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given proper and timely notice thereof in writing to the Secretary of the Corporation as specified herein. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the date that corresponds to 120 days prior to the date the Corporation's proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal,
         (iii) the class and number of shares of the stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been made publicly available) by the stockholder and by any other stockholders known by such stockholder to be supporting such proposal on such dates, (iv) any financial interest of the stockholder in such proposal, and (v) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder or stockholders were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended.

                  (b) The Board of Directors may reject any stockholder proposal not made strictly in accordance with the terms of this Section 10. Alternatively, if the Board of Directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with the terms of this Section 10 and, if he should so determine, he shall so declare at the annual meeting and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided."